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                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.


Collection Period: December 1999
Distribution Date: 1/20/2000


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                   Per $1,000 of  Original
                                                                                                         Class A/Class B
                                                                                                        Certificate Amount
                                                                                                     -----------------------
 (i)     Principal Distribution
         ----------------------
           Class A Amount                                                        $11,156,038.11             $16.979770
           Class B Amount                                                           $525,677.20             $16.979770

(ii)     Interest Distribution
         ---------------------
           Class A Amount                                                           $855,431.13              $1.301988
           Class B Amount                                                            $40,308.27              $1.301988

(iii)    Monthly Servicing Fee                                                      $148,056.10              $0.215205
         ---------------------                                                      -----------
           Monthly Supplemental Servicing Fee                                             $0.00              $0.000000
           Class A Percentage of the Servicing Fee                                  $141,393.58              $0.215205
           Class A Percentage of the Supplemental Servicing Fee                           $0.00              $0.000000
           Class B Percentage of the Servicing Fee                                    $6,662.52              $0.215205
           Class B Percentage of the Supplemental Servicing Fee                           $0.00

(iv)     Class A Principal Balance (end of Collection Period)                   $158,516,251.21
         Class A Pool Factor (end of Collection Period)                              24.126571%
         Class B Principal Balance (end of Collection Period)                     $7,469,352.39
         Class B Pool Factor (end of Collection Period)                              24.126571%

 (v)     Pool Balance (end of Collection Period)                                $165,985,603.60

(vi)     Class A Interest Carryover Shortfall                                             $0.00
         Class A Principal Carryover Shortfall                                            $0.00
         Class B Interest Carryover Shortfall                                             $0.00
         Class B Principal Carryover Shortfall                                            $0.00

(vii)    Amount Otherwise Distributable to the Seller that is
             Distributed to Either the Class A or Class B
             Certificateholders                                                          $0.00              $0.000000

(viii)   Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                         $6,879,784.34
           Class B Amount                                                                 $0.00

(ix)     Aggregate Purchase Amount of Receivables repurchased by the Seller
             or the Servicer                                                              $0.00



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